
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000786622
<NAME> KRUPP INSURED PLUS L.P.

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                       2,853,566
<SECURITIES>                                88,919,566<F1>
<RECEIVABLES>                                  908,307
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,920,403<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              95,601,842
<CURRENT-LIABILITIES>                            7,901
<BONDS>                                              0
<COMMON>                                    95,593,941<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                95,601,842
<SALES>                                              0
<TOTAL-REVENUES>                             1,796,557<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               452,459<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,344,098
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,344,098
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,344,098
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0

<F1>Includes the following investments:Participating Insured Mortgages ("PIMs")
$59,710,762 and Mortgage-Backed Securities ("MBS") $29,208,804.
<F2>Includes the following prepaid acquisition fees and expenses of $2,270,565 net of accumulated amortization of $3,849,943 and prepaid participation servicing fees of $649,838 net of accumulated amoritzation of $1,750,161.
<F3>Represents total equity of general partners and limited partners of ($149,354)
and $95,743,295.
<F4>Represents interest income on investments in mortgages and cash.
<F5>Includes $239,625 of amortization related to prepaid fees and expenses.
<F6>Net income allocated $40,323 to the General Partners and $1,303,775 to the
Limited Partners for the 3 months ended March 31, 1995. Average net income per unit of Limited Partners interest is $.17 on 7,500,099 units outstanding.

